UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: July 31, 2003
                        (Date of earliest event reported)


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)




Delaware                        000-26749                       11-2581812
-----------                    ------------                  --------------
(State or other                (Commission                  (I.R.S. Employer
 Jurisdiction of               File Number)              Identification Number)
 Incorporation)


              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 626-0007

Item 2.  Acquisition or Disposition of Assets.

     On July 31, 2003, Registrant acquired Portland Professional Pharmacy and Portland Professional Pharmacy Associates. A copy of the press release detailing the transaction is attached to this Current Report on Form 8-K as Exhibit 99.


Exhibits

99. Press Release dated July 31, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 11, 2003


                                       By: /s/Bert E. Brodsky
                                          -------------------------------------
                                          Bert E. Brodsky, Chairman of the Board

                                    EXHIBITS


Exhibit

Number   Description of Exhibit

99       Press Release issued by Company on July 31, 2003.

                                                                     EXHIBIT 99





Company Contact                    Investor Relations Contacts            Media Contact
David Gershen                      John Nesbett/David Waldman             Chenoa Taitt
Chief Financial Officer            Lippert/Heilshorn & Associates         Lippert/Heilshorn & Associates
NMHC                               212-838-3777                           212-838-3777
800-251-3883                       jnesbett@lhai.com or                   ctaitt@lhai.com
                                   -----------------                      ---------------
dgershen@nmhc.com                  dwaldman@lhai.com
-----------------                  -----------------


  National Medical Health Card Systems Acquires Portland Professional Pharmacy Acquisition marks entrance into the Specialty Pharmacy Distribution Business

     PORT WASHINGTON, N.Y. - July 31, 2003 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy-benefit manager
(PBM), announced that it has acquired Portland Professional Pharmacy ("PPP") for $3.15 million. In addition, the terms of the purchase provide an opportunity for an additional earn-out of up to $7 million over three years.

     PPP has developed a successful business in a broad range of specialty-pharmacy areas, including women's health, pediatric care, men's health, and transplant. Furthermore, PPP has an outstanding reputation as one of the leading pharmacy-compounding centers in the United States. NMHC will continue to position PPP as a preferred provider within PPP's target markets while focusing on the extension of their services to NMHC's PBM division (NMHCrx). NMHC expects to add $0.01 to $0.015 to EPS in the current fiscal year as a result of this transaction.

     "With its strong patient-care focus and broadly-targeted disease states, PPP is a critical building block for our direct entry into the specialty-pharmacy distribution space," said James Bigl, chief executive officer of NMHC. "Additionally, we are excited about the opportunity to introduce our clients to these expanded specialty-pharmacy services."

     "NMHC's patient-care strategy, outstanding service reputation, and technology were all important factors in our joining the team," said Tom Madden, one of PPP's partners. We are thrilled to be aligned with a strong middle-market PBM and look forward to expanding and providing our services to their large customer base along with continuing our existing momentum," commented Paul Levesque, another of PPP's partners. Joe Lorello, the third PPP partner noted, "NMHC's historical commitment to the people in the organizations they have acquired and the fact that we expect our Portland, Maine facility to not only remain, but to grow with NMHC as our parent company, created a great match."

     Mr. Bigl further commented, "This acquisition marks NMHC's fifth in the last three years. With the inclusion of PPP, Integrail, NMHCmail and NMHCrx, the company has built an organization that provides clients with a complete suite of products and services to effectively manage their pharmacy programs and control their overall healthcare costs."

                                     (more)
About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHCrx (a pharmacy-benefit manager or PBM), Integrail (a healthcare-informatics company), and NMHCmail (a prescription-mail-order company) providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information-technology systems, NMHCrx provides high-quality, cost-effective management of pharmacy-benefit programs.


Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report on Form 10K, as amended, for the fiscal year ended June 30, 2002 and other Securities and Exchange Commission filings.